As filed with the Securities and Exchange Commission on February 8, 2023

Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nextracker Inc.

(Exact name of registrant as specified in its charter)

Delaware	3990	36-5047383
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6200 Paseo Padre Parkway

Fremont, California 94555

(510) 270-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Léah Schlesinger, Esq.

General Counsel

Nextracker Inc.

6200 Paseo Padre Parkway

Fremont, California 94555

(510) 270-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Sharon R. Flanagan, Esq. Samir A. Gandhi, Esq. Lindsey A. Smith, Esq. Helen Theung, Esq. Sidley Austin LLP 1001 Page Mill Road, Building 1 Palo Alto, California 94304 (650) 565-7000	Robert G. Day, Esq. Melissa S. Rick, Esq. Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, California 94303 (650) 493-9300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-269238

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Nextracker Inc. (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-269238) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on January 13, 2023, and which the Commission declared effective on February 8, 2023.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock, par value $0.0001 per share, offered by the Registrant by 3,845,814 shares, 501,628 of which are subject to purchase by the underwriters upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement. The information set forth in the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference herein.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit number	Description

5.1*	Opinion of Sidley Austin LLP

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.3*	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1†	Power of Attorney

107	Filing Fee Table

*	Filed herewith.
†	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-269238).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fremont, California, on the 8th day of February, 2023.

Nextracker Inc.

By:	/s/ Daniel Shugar
Daniel Shugar
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Daniel Shugar Daniel Shugar	Chief Executive Officer; Director (Principal Executive Officer)	February 8, 2023

/s/ David Bennett David Bennett	Chief Financial Officer and (Principal Financial Officer and Principal Accounting Officer)	February 8, 2023

* Christian Bauwens	Director	February 8, 2023

* Charles Boynton	Director	February 8, 2023

* Jonathan Coslet	Director	February 8, 2023

* Paul Lundstrom	Director	February 8, 2023

* Steven Mandel	Director	February 8, 2023

* Scott Offer	Director	February 8, 2023

* Willy Shih	Director	February 8, 2023

* Rebecca Sidelinger	Director	February 8, 2023

* William D. Watkins

*By:	/s/ Daniel Shugar
Daniel Shugar Attorney-in-Fact